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                                                                    Exhibit 99.1


                                                                [GLOBECOMM LOGO]




                           GLOBECOMM SYSTEMS ANNOUNCES
                     $6.75 MILLION EQUITY PRIVATE PLACEMENT

HAUPPAUGE, N.Y., DECEMBER 31, 2003 /BUSINESSWIRE/ -- Globecomm Systems Inc. (NASDAQ: GCOM-News), a global provider of end-to-end satellite-based communications solutions, today announced that it executed definitive agreements for a private placement of equity securities to institutional investors totaling $6.75 million in gross proceeds. The net proceeds, expected to be approximately $6.2 million, will be used for working capital and general corporate purposes, as well as for strategic purposes such as selected acquisitions that may be considered in the future to expand its product and service offerings. C.E. Unterberg, Towbin acted as the exclusive placement agent for the financing.

The private placement agreement provides that the Company will issue 1.5 million shares of common stock and warrants to purchase up to 750,000 shares of common stock at an exercise price of $5.50 per share. The warrants are exercisable beginning July 1, 2004 and expire on December 31, 2008.

David Hershberg, Chairman and Chief Executive Officer of Globecomm Systems Inc., said, "This round of financing demonstrates the confidence that certain institutional investors have in the future of Globecomm. A stronger balance sheet provides the Company with greater liquidity in executing our business plan and gives us flexibility to explore potential acquisitions."

This press release does not constitute an offer to sell or the solicitation of an offer to buy any security. The securities issued in the private placement have not been registered under the Securities Act of 1933, as amended, or applicable state securities laws and may not be offered or sold in the United States absent registration under the Securities Act of 1933, as amended, and applicable state securities laws or an applicable exemption from registration requirements. Globecomm has agreed to file a registration statement covering the resale of the shares of common stock purchased in the private placement, as well as those shares of common stock underlying the warrants.

ABOUT GLOBECOMM SYSTEMS

Globecomm Systems Inc. is an end-to-end satellite-based communications solutions provider. The Company's core business provides end-to-end value-added satellite-based communications solutions. This business supplies ground segment systems and networks for satellite-based communications, including hardware and software to support a

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wide range of satellite systems. Its wholly-owned subsidiary, NetSat Express,
Inc., provides end-to-end satellite-based Internet solutions, including network connectivity, broadband connectivity to end users, Internet connectivity, intranet extension, media distribution and other network services on a global basis. Both Globecomm Systems' and NetSat Express' customers include communication service providers, multinational corporations, Internet Service Providers, content providers and government entities.


Based in Hauppauge, New York, Globecomm Systems also maintains offices in Hong Kong, the United Kingdom and the United Arab Emirates.

For more information contact:

David Hershberg: Chairman and Chief Executive Officer 631-231-9800, Globecomm Systems Inc. Matthew Byron: Investor Relations 631-457-1301, Globecomm Systems Inc.

Globecomm Systems Inc., 45 Oser Avenue, Hauppauge, NY 11788-3816, USA.
TEL: 631 231-9800, FAX: 631 231-1557;
Email: ir@globecommsystems.com; Web: www.globecommsystems.com.



Certain of the statements contained in this press release may be deemed forward-looking statements. Such statements, and other matters addressed in this press release, involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially from these statements and matters include risks and other factors detailed, from time to time, in the Company's reports filed with the Securities and Exchange Commission, including, but not limited to, the Company's Annual Reports on Form 10-K and its Quarterly Reports on Form 10-Q, which the Company urges investors to consider.